Exhibit 99.1

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701

Company contact:
Stephen C. Jumper, CEO and President
James K. Brata, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL ADOPTS SHAREHOLDER RIGHTS PLAN

MIDLAND, Texas, April 8, 2021/PRNewswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) announced today that its Board of Directors has adopted a Rights Plan designed to protect Company shareholders from coercive or unfair takeover techniques and to help ensure that the Company’s shareholders are not deprived of the opportunity to realize the full and fair value of their investment, particularly given current market conditions. The Rights Plan is not designed to prevent any action that the Board of Directors determines to be in the best interest of the Company and its shareholders.

The Rights Plan, dated as of April 8, 2021, has a limited duration and will expire on April 7, 2022, but the Board of Directors may consider early termination. Terms of the Rights Plan provide for a dividend distribution of one right for each outstanding share of common stock to holders of record at the close of business on April 19, 2021. The Rights Plan would be triggered if an acquiring party accumulates 10% (or 15% in the case of eligible passive investors) or more of the Company’s common stock and would entitle holders of the rights (other than the person or persons that trigger the Rights Plan) to purchase the Company’s stock at a 50% discount or the Company may exchange each right for one share of common stock or equivalent. The rights will expire on April 7, 2022.

Specific details of the new Rights Plan will be described in a current report to be filed by the Company on Form 8-K with the Securities and Exchange Commission.

About Dawson Geophysical Company

Dawson Geophysical Company is the leading provider of North American onshore seismic data acquisition services with operations throughout the continental U.S. and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+, to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; and disruptions in the global economy. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2021 and any subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.